EXHIBIT 10.1

EXCHANGE AND PURCHASE AGREEMENT

This Exchange and Purchase Agreement (this “Agreement”) is made and entered into as of this 29th day of June, 2007, by and between                  (the “Holder”), and TranSwitch Corporation, a Delaware corporation (the “Company”).

RECITALS

WHEREAS, the Holder currently holds $[            ] principal amount of the Company’s 5.45% Convertible Plus Cash NotesSM due 2007 (the “Outstanding Notes”) issued pursuant to the Indenture, dated as of September 30, 2003, between the Company and U.S. Bank National Association, as trustee;

WHEREAS, the Holder desires to exchange the Outstanding Notes for an equal principal amount of the Company’s 5.45% Convertible Notes due September 30, 2010 (the “Exchange Notes”) to be issued pursuant to the Indenture (as defined below) on the terms and conditions set forth in this Agreement (the “Note Exchange”);

WHEREAS, the Company desires to issue to the Holder $[            ] principal amount of Exchange Notes in exchange for the Outstanding Notes in the Note Exchange;

WHEREAS, the Company desires to issue and sell to the Holder $[            ] principal amount of the Company’s 5.45% Convertible Notes due September 30, 2010, which shall have identical terms (except for principal amount) as those set forth in the Exchange Notes (the “Additional Notes,” and together with the Exchange Notes, the “New Notes”) at a purchase price of $1,000 per $1,000 principal amount of Additional Notes;

WHEREAS, the Holder desires to purchase $[            ] principal amount of Additional Notes at a purchase price of $1,000 per $1,000 principal amount of Additional Notes on the terms and conditions set forth in this Agreement (the “Sale of Additional Notes” and together with the Note Exchange, the “Transaction”);

WHEREAS, the New Notes will be issued pursuant to the Indenture, to be entered into by the Company and the Trustee named therein (the “Trustee”), substantially in the form of Exhibit A hereto (the “Indenture”);

WHEREAS, in connection with the issuance of the New Notes the Company will agree to provide the Holder registration rights pursuant to the Registration Rights Agreement, to be entered into by the Company and the Holder, the other holders of Outstanding Notes exchanging such notes for Exchange Notes and any other purchasers of the New Notes to be issued by the Company, if any (the “Registration Rights Agreement” and, together with this Agreement, the Other Agreements (as defined below), the New Notes and the Indenture, the “Transaction Documents”), substantially in the form of Exhibit B hereto;

NOW, THEREFORE, in consideration of the premises and the agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I

Exchange

Section 1.1 Exchange and Sale of the New Notes.

(a) Upon the terms and subject to the conditions of this Agreement, at the Closing (as defined herein), the Company shall issue to and exchange with the Holder, and the Holder agrees to accept from the Company, $[            ] in aggregate principal amount of Exchange Notes, together with all accrued and unpaid interest paid in cash on the Outstanding Notes to, but excluding, the Closing Date, for $[            ] aggregate principal amount of Outstanding Notes.

(b) Upon the terms and subject to the conditions of this Agreement, at the Closing, the Company shall sell to the Holder, and the Holder agrees to purchase from the Company, $[            ] aggregate principal amount of Additional Notes at a purchase price of 100% of the principal amount thereof (the “Purchase Price”).

Section 1.2 Closing. Subject to the terms and conditions hereof, the closing of the transactions contemplated by this Agreement (the “Closing”) shall take place on the third business day after the date hereof at the offices of Brown Rudnick Berlack Israels LLP, One Financial Center, Boston, Massachusetts 02111, or on such other date and at such other place as the parties may agree in writing (the “Closing Date”). At the Closing, (i) the Holder shall deliver or cause to be delivered to the Company (a) all of such Holder’s right, title and interest in and to all of the Outstanding Notes, and all documentation related thereto, and whatever documents of conveyance or transfer may be necessary or desirable to transfer to and confirm in the Company all right, title and interest in and to the Outstanding Notes and (b) the Purchase Price, and (ii) the Company shall issue to the Holder the New Notes and pay to the Holder in cash by wire transfer of immediately available funds an amount equal to the accrued and unpaid interest on the Holder’s Outstanding Notes to, but excluding, the day of the Closing, provided, however, that the parties acknowledge that the issuance of the Exchange Notes to some or all of the Holders may be delayed due to procedures and mechanics within the system of The Depository Trust Company (“DTC”) and that such delay will not be a default under this Agreement so long as (i) the Company is using its best efforts to effect the issuance of one or more global notes representing the Exchange Notes, (ii) such delay is no longer than three (3) business days and (iii) interest shall accrue on such Exchange Notes from the date of the Indenture.

Section 1.3 Conditions to Closing. (i) The obligation of the Holder hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Holder’s sole benefit and may be waived by the Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have executed and delivered this Agreement to Holder;

(b) The Company and the Trustee shall have executed and delivered the Indenture;

(c) The Company shall have executed and delivered to Holder the New Notes in the aggregate principal amount set forth in Section 1.1;

(d) The Company shall have executed and delivered the Registration Rights Agreement to Holder;

(e) The Company shall have submitted an additional share listing notification form (along with any required supporting documentation) for the shares of the Company’s Common Stock, $.001 par value per share, (“Common Stock”) issuable upon conversion of the New Notes with the NASDAQ Global Market.;

(f) The Company shall have delivered to the Holder and Thomas Weisel Partners LLC a certificate of the Company, dated the Closing Date, executed by the secretary of the Company certifying in such capacity and on behalf of the Company (i) as to the incumbency and signature of the officer of the Company who executed this Agreement and the New Notes; and (ii) as to the adoption of resolutions of the board of directors of the Company which are in full force and effect on the Closing Date, authorizing (x) the execution and delivery of this Agreement, the Indenture, the Registration Rights Agreement and the New Notes, and (y) the performance of the obligations of the Company hereunder and thereunder;

(g) The Company shall have delivered to the Holder and Thomas Weisel Partners LLC a certificate of the Chief Executive Officer or Chief Financial Officer of the Company, dated the Closing Date, to the effect that the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and that the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(h) Simultaneously with the Closing, the Company shall have issued an aggregate principal amount of New Notes that, together with notes issued to Other Holders (as defined below) is not less than $25,000,000, and of which at least $21,234,000 aggregate principal amount shall be Exchange Notes;

(i) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall have been no suspension or material limitation of trading in the Common Stock on the NASDAQ Global Market;

(j) The New Notes shall have been approved for trading on The PORTAL Market of the National Association of Securities Dealers, Inc., subject only to notice of issuance at or prior to the time of purchase;

(k) The Company shall have obtained a Committee on Uniform Securities Identification Procedures number (CUSIP number) for the New Notes;

(l) The New Notes shall satisfy the requirements set forth in Rule 144A(d)(3) under the Securities Act of 1933, as amended (the “Securities Act”); and

(m) The Company shall have delivered to Holder and Thomas Weisel Partners LLC the opinion of Brown Rudnick Berlack Israels LLP, dated as of the Closing Date, in substantially the form of Exhibit C attached hereto.

(ii) The obligation of the Company hereunder to consummate the transactions contemplated hereby at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Holder with prior written notice thereof:

(a) The Holder shall have executed and delivered to the Company this Agreement;

(b) The Holder shall have executed and delivered to the Company the Registration Rights Agreement; and

(c) The Holder shall have delivered, or caused to be delivered, to the Company the Outstanding Notes being exchanged pursuant to this Agreement and the Purchase Price in accordance with the written instructions of the Company.

Section 1.4 Exchange and Sale of Additional Notes. Simultaneously with the Closing, the Company (i) shall enter into one or more agreements substantially identical to this Agreement (the “Other Agreements”) with one or more holders (the “Other Holders”) of Outstanding Notes to exchange Exchange Notes with one or more Other Holders for Outstanding Notes, subject to the terms of the Indenture, in an aggregate principal amount that, together with the Exchange Notes issued pursuant to this Agreement, is not less than $25,000,000, and (ii) may issue Additional Notes pursuant to one or more Other Agreements, subject to the terms of the Indenture, with one or more Other Holders and/or any new Holders, so long as the purchase price for any such Additional Notes is not less than $1,000 per $1,000 principal amount of Additional Notes.

ARTICLE II

Representations and Warranties of the Holder

The Holder hereby makes the following representations and warranties, each of which is true and correct on the date hereof and shall survive the Closing Date and the transactions contemplated hereby to the extent set forth herein.

Section 2.1 Existence and Power.

(a) The Holder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the transactions contemplated hereby.

(b) The execution of this Agreement by the Holder and the consummation by the Holder of the transactions contemplated hereby do not and will not constitute or result in a breach, violation, conflict or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license to which the Holder is a party, whether written or oral, express or implied, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of any court, administrative or regulatory body, governmental authority, arbitrator, mediator or similar body on the part of the Holder or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Holder, except for such breaches, conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

Section 2.2 Valid and Enforceable Agreement; Authorization. This Agreement has been duly executed and delivered by the Holder and constitutes a legal, valid and binding obligation of the Holder, enforceable against the Holder in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 2.3 Title to Outstanding Notes. The Holder is a beneficial owner of and has the investment power, including the power to dispose of, and has good and valid title to, the Outstanding Notes being exchanged by such Holder hereby, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto. The Holder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged or otherwise disposed of the Outstanding Notes or its rights in such Outstanding Notes being exchanged or redeemed by such Holder hereby, or (ii) given any person or entity any transfer order, power of attorney or other authority of any nature whatsoever with respect to such Outstanding Notes.

Section 2.4 Investment Decision. The Holder is either (i) a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act or (ii) an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act, and in either case was not organized for the purpose of acquiring the New Notes or the shares of Common Stock, into which the New Notes may be converted (the “Underlying Common Stock”). The Holder (or its authorized representative) is has had the opportunity to review the Company’s filings currently filed with the Securities and Exchange Commission (the “SEC”), including, without limitation, the Company’s Annual Report on Form 10-K filed on March 6, 2007, the Company’s Quarterly Report on Form 10-Q filed on May 10, 2007, the Company’s Definitive Proxy Statement filed on April 17, 2007, and the Company’s Current Reports on Form 8-K filed on January 12, 2007, January 16, 2007, January 24, 2007, March 6, 2007, April 27, 2007, and May 25, 2007 (all of such filings currently filed with the SEC referred to, collectively, as the “SEC Documents”). The Holder has reviewed copies of each of the Indenture and the Registration Rights Agreement, including a copy of the Indenture marked to show the differences between such document and the indenture related to the Outstanding Notes, and has had an opportunity to ask questions of the Company and to obtain from representatives of the Company such information as the Holder has deemed necessary to determine the changes reflected in each such document, including the changes to the terms of the New Notes compared with the Outstanding Notes. The Holder has had such opportunity to ask questions of the Company and its representative and to obtain from representatives of the Company such information as is necessary to permit it to evaluate the merits and risks of its investment in the Company and has independently, without reliance upon any representatives of the Company and based on such information as the Holder deemed appropriate, made its own analysis and decision to enter into this Agreement. The Holder has had the opportunity to consult with its accounting, tax, financial and legal advisors to be able to evaluate the risks involved in the exchange of the Outstanding Notes and/or the purchase of new Notes pursuant hereto and to make an informed investment decision with respect to such exchange and/or purchase. No opportunity of the Holder to review the SEC Documents or any other documents, to ask questions or to consult with advisors, nor any other due diligence investigations or inquiries by the Holder or its advisors or representatives shall modify, amend or affect the Holder’s right to rely upon the Company’s representations and warranties contained herein or in any of the other Transaction Documents.

Section 2.5 Purchase Entirely for Own Account. The Holder is acquiring the New Notes for its own account and not towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however that by making the representations herein, the Holder does not agree to hold any of such New Notes for any minimum or other specific term and reserves the right to dispose of such New Notes or the Underlying Common Stock at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act and pursuant to the applicable terms of this Agreement. The Holder is acquiring the New Notes to be issued to the Holder hereunder in the ordinary course of its business. The Holder does not presently have any understanding, directly or indirectly, with any person to distribute any of the New Notes to be issued to the Holder hereunder.

Section 2.6 Restricted Securities. The Holder understands that neither the New Notes nor the Underlying Common Stock have been registered under the Securities Act, and are being issued hereunder by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the accuracy of certain of the Holder’s representations as expressed herein. The Holder understands that the New Notes (and the Underlying Common Stock) are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the New Notes (and the Underlying Common Stock) indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the New Notes (and the Underlying Common Stock), and on requirements relating to the Company which may be outside the Holder’s control, and which, except as set forth in the Registration Rights Agreement, the Company is under no obligation and may not be able to satisfy.

Section 2.7 No Public Market. The Holder understands that no public market now exists for the New Notes, and that the Company has made no assurance that a public market will ever exist for the New Notes.

Section 2.8 Legends. The Holder understands that the New Notes and any shares of Underlying Common Stock will bear one or more of the legends required by the Indenture, and the removal of such legends shall be governed by the terms of the Indenture.

Section 2.9 Affiliate Status. The Holder is not, and has not been during the preceding three months, an “affiliate” of the Company as such term is defined in Rule 144 under the Securities Act.

ARTICLE III

Representations, Warranties and Covenants of the Company

The Company hereby makes the following representations, warranties, and covenants each of which is true and correct on the date hereof and shall survive the date of the Closing and the transactions contemplated hereby to the extent set forth herein.

Section 3.1 Existence and Power.

(a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power, authority and capacity to own its properties, to carry on its business as currently conducted and proposed to be conducted, to execute and deliver this Agreement and the other Transaction Documents, to perform the Company’s obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby.

(b) The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (i) do not require the consent, approval, authorization, order, registration or qualification of, or filing with, any governmental or self-regulatory authority or court, or body or arbitrator having jurisdiction over the Company other than as contemplated in the Registration Rights Agreement, and the filings with the NASDAQ Global Market, DTC and The PORTAL Market expressly contemplated hereby; and (ii) do not and will not constitute or result in a breach, violation or default under any note, bond, mortgage, deed, indenture, lien, instrument, contract, agreement, lease or license, whether written or oral, express or implied, or with the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) or Bylaws, or any statute, law, ordinance, decree, order, injunction, rule, directive, judgment or regulation of the NASDAQ Global Market, any court, administrative or regulatory body, governmental or self-regulatory authority, arbitrator, mediator or similar body on the part of the Company or on the part of any other party thereto or cause the acceleration or termination of any obligation or right of the Company or any other party thereto.

Section 3.2 Valid and Enforceable Agreement; Authorization. The execution, delivery and performance of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of up to $25,013,000 in principal amount of the New Notes, and the reservation for issuance and the issuance of the Underlying Common Stock have been duly authorized by the Board of Directors of the Company, and no further consent or authorization is required therefor by the Company or its Board of Directors or stockholders under the Certificate of Incorporation, the Company’s Bylaws, applicable law, the rules of the NASDAQ Global Market or otherwise. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. As of the Closing Date, each of the other Transaction Documents will have been duly executed and delivered by the Company and will constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity.

Section 3.3 Capitalization. At the Closing, the authorized capital stock of the Company will consist of 300,000,000 shares of Common Stock, par value $0.001 per share, and 1,000,000 shares of Preferred Stock, par value $0.01 per share. As of the close of business on June 28, 2007, there were 132,896,800 shares of Common Stock issued and outstanding. All such issued and outstanding shares have been duly authorized and validly issued, and are fully paid and non-assessable, and were issued in compliance with all applicable state and federal laws concerning the issuance of securities and all applicable pre-emptive, participation, rights of first refusal and other similar rights. There are no shares of Preferred Stock issued or outstanding.

Section 3.4 Valid Issuance of the New Notes. The New Notes, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement and the Indenture, will constitute legal and binding obligations of the Company, be validly issued and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Holder, and enforceable against the Company in accordance with their terms, except that such enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity. Assuming the accuracy of the representations of the Holder in Section 2 of this Agreement and subject to the filing of Form D pursuant to Regulation D under the Securities Act and state securities laws (which filings the Company hereby covenants it shall timely make), the New Notes will be issued in compliance in all material respects with all applicable federal and state securities laws. The Underlying Common Stock has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate of Incorporation will be validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under applicable federal and state securities laws and liens or encumbrances created by or imposed by the Holder. Based in part upon the representations of the Holder in Section 2 of this Agreement, the Underlying

Common Stock, when issued and delivered in accordance with the terms of the New Notes and the Indenture, will be issued in compliance in all material respects with all applicable federal and state securities laws. Neither the Company, nor any of its subsidiaries or affiliates, nor, to the Company’s knowledge, any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the New Notes or the Underlying Common Stock. None of the Company, its subsidiaries, any of their affiliates and any Persons acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the New Notes or the Underlying Common Stock under the Securities Act or cause this offering of the New Notes and the Underlying Common Stock to be integrated with prior offerings by the Company for purposes of any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the NASDAQ Global Market. None of the Company, its subsidiaries, their affiliates and any Persons acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the New Notes or the Underlying Common Stock under the Securities Act or cause the offering of the New Notes or the Underlying Common Stock to be integrated with other offerings for purposes of any applicable stockholder approval provisions. For purposes hereof, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

Section 3.5 SEC Documents; Financial Statements. The Company timely filed the SEC Documents with the SEC, and since June 29, 2006, has timely filed all other reports, schedules, forms, statements and other documents required to be filed by with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Documents. As of their respective dates, the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The financial statements and schedules included in the SEC Documents: have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto); present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates thereof and the consolidated results of their operations and cash flow for the periods then ended subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein and the fact that certain information and notes have been condensed or omitted in accordance with the Exchange Act and the rules promulgated thereunder; and are in all material respects, in accordance with the books of account and records of the Company. The Company is eligible to use SEC Form S-3 for a primary issuance of Common Stock.

Section 3.6 Legal Proceedings. No legal or governmental proceedings or investigations are pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which the property of the Company or any of its subsidiaries is subject that are not described in the SEC Documents, except for such proceedings or investigations which would not reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. As used in this Agreement, the term “Material Adverse Effect” shall mean when used in respect of any matter relating to the Company, a material adverse effect (i) on the business, condition (financial or otherwise), properties or results of operations of the Company and its subsidiaries, considered as one enterprise, (ii) on the transactions contemplated by this Agreement or the other Transaction Documents or (iii) on the authority or ability of the Company to enter into and perform its obligations under this Agreement and the other Transaction Documents.

Section 3.7 Compliance with Laws; Permits. The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to have such certificates, authorizations and permits would not reasonably be expected to have a Material Adverse Effect, and none of the Company and its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which would reasonably be expected to, singly or in the aggregate, result in a Material Adverse Effect. The Company and its subsidiaries are and have been in compliance with all applicable laws, statutes, ordinances, rules, regulations, orders, judgments, decisions, decrees, standards, and requirements relating to their respective businesses, except where any such non-compliance would not reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, the Company is not in violation of any of the material rules, regulations or requirements of the NASDAQ Global Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the NASDAQ Global Market in the foreseeable future. The Company has received no communication, written or oral, from the SEC or the NASDAQ Global Market regarding the suspension or delisting of the Common Stock from the NASDAQ Global Market.

Section 3.8 No Material Adverse Effect. Since the respective dates as of which information is given in the SEC Documents, there has not been any event, development or occurrence having a Material Adverse Effect on the Company or its subsidiaries, except as reflected or disclosed in a subsequent SEC Document.

Section 3.9 Disclosure. On or before the first business day following the date of this Agreement, the Company shall issue a press release and file a Form 8-K with the SEC disclosing all material terms of the transactions contemplated hereby (and, in the case of such Form 8-K, including the Transaction Documents as exhibits thereto) and any other material nonpublic information delivered by the Company or its agents or counsel to the Holder or any agent acting on its behalf. Upon the filing of such press release and Form 8-K, no Holder shall be in possession of any information that constitutes or could reasonably be expected to constitute material, nonpublic information provided to the Holder by the Company or any agent acting on its behalf. The Company shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents not to, provide the Holder with any material, nonpublic information regarding the Company or any of its subsidiaries from and after the filing of such Form 8-K with the SEC without the express written consent of the Holder. The Company understands and confirms that the Holder will rely on the foregoing representations in effecting the transactions contemplated hereby.

ARTICLE IV

Miscellaneous Provisions

Section 4.1 Notice. Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid) with return receipt requested or sent by reputable overnight courier service (charges prepaid) to such address and to the attention of such person as the recipient party has specified by prior written notice to the sending party. Notices will be deemed to have been given hereunder when delivered personally, three (3) business days after deposit in the U.S. mail postage prepaid with return receipt requested and two (2) business days after deposit postage prepaid with a reputable overnight courier service for delivery on the next business day.

Section 4.2 Entire Agreement. This Agreement and the other documents and agreements executed in connection with the transaction contemplated hereby embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents.

Section 4.3 Assignment; Binding Agreement. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the parties hereto and their successors and assigns.

Section 4.4 Counterparts. This Agreement may be executed in multiple counterparts, and on separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Any counterpart or other signature hereupon delivered by facsimile or other electronic transmission shall be deemed for all purposes as constituting good and valid execution and delivery of this Agreement by such party.

Section 4.5 Remedies Cumulative. Except as otherwise provided herein, all rights and remedies of the parties under this Agreement are cumulative and without prejudice to any other rights or remedies available at law or in equity.

Section 4.6 Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of New York, without reference to its choice of law rules. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

Section 4.7 No Third Party Beneficiaries or Other Rights. Nothing herein shall grant to or create in any person not a party hereto, or any such person’s dependents or heirs, any right to any benefits hereunder, and no such party shall be entitled to sue any party to this Agreement with respect thereto.

Section 4.8 Waiver; Consent. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Except to the extent otherwise agreed in writing, no waiver of any term, condition or other provision of this Agreement, or any breach thereof shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision, nor shall any forbearance to seek a remedy for any noncompliance or breach be deemed to be a waiver of a party’s rights and remedies with respect to such noncompliance or breach.

Section 4.9 Word Meanings. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires. The singular shall include the plural, and vice versa, unless the context otherwise requires. The masculine shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

Section 4.10 No Broker. Each party represents and warrants that it has not engaged any third party as broker or finder or incurred or become obligated to pay any broker’s commission or finder’s fee in connection with the transactions contemplated by this Agreement other than such fees and expenses for which it shall be solely responsible.

Section 4.11 Further Assurances. The Holder and the Company each hereby agree to execute and deliver, or cause to be executed and delivered, such other documents, instruments and agreements, and take such other actions, as either party may reasonably request in connection with the transactions contemplated by this Agreement.

Section 4.12 Costs and Expenses. The Holder and the Company shall each pay their own respective costs and expenses incurred in connection with the negotiation, preparation, execution and performance of this Agreement, including, but not limited to, attorneys’ fees.

Section 4.13 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

Section 4.14 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

Section 4.15 Reasonable Best Efforts. Each party shall use its reasonable best efforts to timely to satisfy each of the conditions to be satisfied by it as provided in Section 1.3 of this Agreement.

Section 4.16 Indemnification. In consideration of the Holder’s execution and delivery of this Agreement and acquiring the New Notes thereunder and in addition to all of the Company’s other obligations under this Agreement and the other Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Holder and all of the Holder’s stockholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”), as incurred, from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement or any of the other Transaction Documents, or (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement or any of the other Transaction Documents. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

Section 4.17. Independent Nature of Obligations and Rights. The obligations of each of the Holder and the Other Holders under any Transaction Documents are several and not joint with the obligations of any other such Person, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any of the Transaction Documents. Nothing contained herein or in any other Transaction Document, and no action taken by any of the Holder and the Other Holders pursuant hereto or thereto, shall be deemed to constitute the Holder and the Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that they are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents, and the Company acknowledges that they are not acting in concert or as a group, and the Company will not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents. Each of the Holder and the Other Holders shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Person to be joined as an additional party in any proceeding for such purpose.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.

HOLDER:

By:
Name:
Title:

THE COMPANY:

TRANSWITCH CORPORATION

By:
Name:
Title:

Exhibit A

Form of Indenture

Exhibit B

Form of Registration Rights Agreement

Exhibit C

Form of Opinion of Brown Rudnick Berlack Israels LLP

1.	The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware with corporate power and authority to own its properties and conduct its business as described in the Company’s most recent filing on Form 10-K with the Securities and Exchange Commission (the “SEC”).

2.	The Company has an authorized equity capitalization as set forth in its Amended and Restated Certificate of Incorporation, filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, filed May 9, 2005.

3.	The shares of Common Stock initially issuable upon conversion of the New Notes (the “Conversion Shares”) have been duly authorized and reserved for issuance upon such conversion and, when issued and delivered in accordance with the provisions of the New Notes and the Indenture, will be validly issued and fully paid and non-assessable. The stockholders of the Company have no preemptive rights with respect to the issuance of the Conversion Shares under the Certificate of Incorporation, Bylaws or DGCL.

4.	To our knowledge, except as disclosed in the SEC Documents, there are no pending actions, suits or proceedings to which the Company is a party nor are there any such actions, suits or proceedings overtly threatened in writing against the Company that would have a material adverse effect on the business, results of operations, or financial condition of the Company and its subsidiaries, taken as a whole.

5.	The Exchange Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

6.	The New Notes being issued on the date hereof have been duly authorized by the Company and, when executed by the Company and authenticated by the Trustee in the manner provided for in the Indenture and issued and delivered to the Holder in accordance with the terms of the Exchange Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.	The Indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

8.	The Registration Rights Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

9.	The issuance and delivery of the Notes being delivered on the date hereof, the issuance of the Conversion Shares, if any (assuming conversion on the date hereof pursuant to the terms of the New Notes) and the execution and delivery of, and the performance by the Company of its obligations under, the Indenture, the New Notes, the Exchange and Purchase Agreement and the other Transaction Documents and the consummation of the transactions therein contemplated do not conflict with and did not result in a breach or violation by the Company of any of the terms or provisions of, or constitute a default under any material mortgage, indenture, agreement, instrument or contract to which the Company is a party or by which it is bound, nor will such actions result in any violation by the Company of (i) the Certificate of Incorporation or the Bylaws, (ii) any U.S. federal or Delaware (under the DGCL) or New York state statute applicable to the Company or the transactions contemplated by the Transaction Documents, (iii) any rule or any regulation known to us of any U.S. federal or Delaware (under the DGCL) or New York state court or governmental agency or body having jurisdiction over the Company or any of its properties, or (iv) any order, judgment or decree known to us to which the Company is a party.

10.	No consent, approval, authorization, order, registration or qualification of or with any U.S. federal or Delaware (under the DGCL) state court or governmental agency or body is required for the issue and sale of the New Notes on the date hereof or the consummation by the Company of the transactions contemplated by the Exchange Agreement, the Indenture or the other Transaction Documents, except as may be expressly contemplated thereby.

11.	Assuming the filing of a Form D in accordance with Regulation D under the Securities Act, no registration of the New Notes or the Conversion Shares under the Securities Act is required for the offer, sale and delivery of the New Notes by the Company to the Holder pursuant to the Exchange and Purchase Agreement (it being understood that no opinion is expressed as to any resale of the New Notes or the Conversion Shares).

12.	The Company is not required to register as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.